EXHIBIT 32.1

CERTIFICATION OF

CURTIS W. MEWBOURNE / CHIEF EXECUTIVE OFFICER

OF MEWBOURNE DEVELOPMENT CORPORATION

PURSUANT TO 18 U.S.C. § 1350

In connection with the Report of Mewbourne Energy Partners 07-A, L.P. (the “Registrant”) on Form 10-Q for the period ended September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report), the undersigned hereby certifies, in the capacity as indicated below and pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

/s/ Curtis W. Mewbourne
Name:	Curtis W. Mewbourne
Date:	November 14, 2007